PROSPECTUS SUPPLEMENT NO. 3	Filed Pursuant to Rule 424(b)(3)
(to prospectus dated September 28, 2023)	File No. 333-274573

Surf Air Mobility Inc.

25,000,000 Shares of Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated September 28, 2023 (the “Prospectus”), related to the offer and sale, from time to time, of up to of 25,000,000 shares of our Common Stock.

On March 5, 2024, we filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement to update and supplement the Prospectus with the information contained in the Current Report.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement but not defined herein shall have the meanings given to such terms in the Prospectus.

Our Common Stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “SRFM.” On March 1, 2024, the last reported closing price of our common stock was $1.10 per share.

Investing in our Common Stock involves a high degree of risk. Before buying any shares of our Common Stock, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 12 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 6, 2024.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2024

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (424) 332-5480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

On March 1, 2024, Surf Air Mobility, Inc. (the “Company”) entered into a security purchase agreement (the “SPA”) with GEM Global Yield LLC SCS (“GEM”). Pursuant to the SPA, the Company has agreed to issue and sell to GEM, and GEM has agreed to purchase from the Company, a mandatory convertible security with a par amount of up to $35,200,000 (the “Mandatory Convertible Security”), which shall be convertible into a maximum of 8,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), subject to adjustment as described in the SPA. The transaction contemplated by the SPA is expected to close following the waiver or satisfaction of all closing conditions, which is currently expected to occur by the end of the second quarter of 2024 (the “Closing Date”).

The par amount of the Mandatory Convertible Security will be determined at the close of the trading day immediately prior to the Closing Date and will be equal to $35,200,000 less the product of (a) the number of Common Shares sold by GEM prior to the Closing Date, if any, and (b) the aggregate sale price for any such Common Shares; provided, however, that the sale price of any such Common Share that exceeds $4.45 will be deemed to be $4.45.

The Mandatory Convertible Security will mature on the fifth anniversary of the Closing Date (the “Maturity Date”), unless earlier converted or redeemed. On the Maturity Date, the Company will pay to GEM, at the Company’s option, cash or Common Shares in an amount equal to the then outstanding par amount of the Security divided by the lesser of (a) $4.45 (the “Fixed Conversion Price”) and (b) the average of the five lowest volume-weighted average prices for the Common Shares trading on the New York Stock Exchange during the thirty trading days immediately preceding the Maturity Date (the “Floating Conversion Price”).

Prior to the Maturity Date, GEM will have the option to convert any portion of the Mandatory Convertible Security into Common Shares at a conversion rate equal to the portion of the par amount to be converted into Common Shares divided by the lesser of (a) the Fixed Conversion Price and (b) the Floating Conversion Price. If, following the conversion by GEM of any portion of the Mandatory Convertible Security into 8,000,000 Common Shares at any time prior to the Maturity Date, any par amount of the Mandatory Convertible Security remains outstanding, the Company will have the option to (x) increase the maximum number of Common Shares into which the Security may convert, with such increase to be at the Company’s sole discretion, (y) pay to GEM an amount in cash equal to 115% of the remaining outstanding par amount or (z) increase the remaining outstanding par amount by 15% of the amount outstanding immediately after issuance of the 8,000,000 Common Shares. GEM may not convert any portion of the Security into Common Shares to the extent that GEM (together with its affiliates and any other parties whose holdings would be aggregated with those of GEM for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) would beneficially own more than 4.99% of the Common Shares outstanding after such conversion; provided, however, that GEM may increase or decrease such maximum limitation percentage to not more than 9.99% upon 61 days’ notice to the Company.

The Company may, at its option, redeem the Mandatory Convertible Security, in whole or in part, in cash at a price equal to 115% of the outstanding par amount to be redeemed.

Pursuant to the terms of the SPA, GEM has agreed that, beginning March 1, 2024 and for so long as any Common Shares are beneficially owned by GEM (together with its affiliates and any entity managed by GEM, the “GEM Entities”), the GEM Entities will limit the daily volume of sales of Common Shares then beneficially owned by the GEM Entities to no more than 1/10th of the daily trading volume of Common Shares on the New York Stock Exchange on the trading day immediately preceding the applicable date of such sales. The SPA also contains customary representations, warranties and agreements by the Company and GEM, customary conditions to closing, indemnification obligations, registration rights and termination provisions.

As consideration for GEM’s purchase of the Mandatory Convertible Security, GEM will deliver to the Company 6,300,000 Common Shares previously purchased by GEM less any Common Shares sold by GEM before the Closing Date. In addition, the Company’s ability to take both regular drawdowns of up to $300 million and advance drawdowns of up to $100 million pursuant to the Company’s share subscription facility with GEM and GEM Yield Bahamas Limited, which provides the Company with the option from time to time to direct GEM to purchase a specified number of Common Shares for an aggregate purchase price of up to $400 million, will be restored to full capacity, subject to any drawdowns prior to the Closing Date.

The issuance and sale of the Mandatory Convertible Security will be exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) thereof. The Company has agreed to file, within ten business days of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, a registration statement with the Securities and Exchange Commission for the resale by GEM of at least 8,000,000 Common Shares less any Common Shares sold by GEM before the Closing Date.

The foregoing description of the SPA and the Mandatory Convertible Security do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA and the form of Mandatory Convertible Security, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, including statements relating to the closing of the transaction contemplated by the SPA, are forward-looking statements. These statements are based on the beliefs of management as well as assumptions made using information currently available to management. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that the Company may not successfully consummate the transaction contemplated by the SPA; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management’s plans and assumptions will not be realized; the risks associated with the Company’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange; and general economic conditions. These and other risks are discussed in detail in the periodic reports that the Company files with the SEC, and investors are urged to review those periodic reports and the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The Company assumes no obligation to update its forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

4.1	Form of Mandatory Convertible Security (included within Exhibit 10.1)
10.1*	Security Purchase Agreement, dated March 1, 2024, between Surf Air Mobility, Inc. and GEM Global Yield LLC SCS
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: March 6, 2024	By:	/s/ Stan Little
	Name:	Stan Little
	Title:	Chief Executive Officer

SECURITY PURCHASE AGREEMENT

dated as of March 1, 2024

by and between

SURF AIR MOBILITY INC.

and

GEM GLOBAL YIELD LLC SCS

This SECURITY PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the date first above written (the “Effective Date”) by and between SURF AIR MOBILITY INC., a Delaware corporation having a principal place of business at 12111 Crenshaw Boulevard, Hawthorne, California 90250 (the “Company”) and GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg (the “Purchaser,” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Security;

WHEREAS, such investment will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) promulgated by the Commission under the Securities Act, and upon such other exemption from the registration requirements of the Securities Act as may be available; and

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

Article I

Definitions.
Section 1.01
Definitions.
(a)
“Affiliate” means with respect to any Person (i) any company of which over fifty percent (50%) of its issued and voting share capital is owned or controlled, directly or indirectly, by such Person, or (ii) any company which owns or controls, directly or indirectly, over fifty percent (50%) of the issued and voting share capital of such Person, or (iii) any company owned or controlled, directly or indirectly, to the extent of over fifty percent (50%) or more of the issued and voting share capital, by any of the foregoing.
(b)
“Agreement” has the meaning set forth in the preamble.
(c)
“Closing” shall have the meaning set forth in Section 2.02.
(d)
“Closing Date” shall have the meaning set forth in Section 2.02.
(e)
“Code” means the United States Internal Revenue Code of 1986, as amended.
(f)
“Commission” shall mean the Securities and Exchange Commission or any successor entity.
(g)
“Commission Documents” shall mean, as of a particular date, all reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a)

or 15(d) of the Exchange Act, the Registration Statement and the related Prospectus, and shall include all information contained in such filings and all filings incorporated by reference therein.
(h)
“Common Shares” means shares of the Company’s common stock, par value $0.0001 per share.
(i)
“Company” has the meaning set forth in the preamble.
(j)
“Control” means the power, directly or indirectly, either to vote 50.1% or more of the share capital having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
(k)
“Environmental Laws” shall have the meaning assigned to such term in Section 3.01(n) hereof.
(l)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
(m)
“Fundamental Representations” means the representations and warranties of the Company set forth in Sections 3.01(a) (Organization, Good Standing and Power), 3.01(b) (Authorization, Enforcement), 3.01(c) (Capitalization), 3.01(d) (Issuance of Shares), 3.01(e)(i) (No Conflicts with Organizational Documents), 3.01(g) (No Material Adverse Effect) and 3.01(l) (Certain Fees).
(n)
“GAAP” shall mean generally accepted accounting principles in the United States of America as consistently applied by the Company.
(o)
“Indebtedness” shall have the meaning assigned to such term in Section 3.01(i) hereof.
(p)
“Knowledge” means the actual knowledge of the Company’s Chief Executive Officer and Chief Financial Officer, after reasonable inquiry of their direct reports.
(q)
“Lien” means with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, option, adverse claim, restriction on title or transfer, encroachments, occupancy rights, or other encumbrance of any kind or character in respect of such property or asset, and any agreement to create any of the foregoing.
(r)
“Material Adverse Effect” shall mean (i) any effect on the business, operations, properties or condition (financial or otherwise) of the Company that is material and adverse to the Company and its Affiliates, taken as a whole, or (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect; provided, however, that in the case of clause (i), none of the following shall be taken into account in determining whether a Material Adverse Effect has occurred: any events, changes or effects (a) occurring in economic or political conditions or the financing, banking, currency or capital markets in general; (b) occurring generally in, or generally affecting, the industries or the markets in which the

Company conducts business; (c) resulting from changes in laws or orders or approvals of governmental authorities, or accounting requirements or principles, or any interpretation thereof, after the date hereof; (d) resulting from an outbreak or escalation of hostilities involving any country where the Company does business, the declaration by any country where the Company does business of a national emergency or war, or the occurrence of any acts of terrorism and any actions or reactions thereto in such country; (e) resulting from any natural disaster; (f) resulting from any failure of the Company to meet any projections or forecasts (provided that this clause (f) shall not by itself exclude the underlying causes of any such failure); or (g) due to any epidemic, pandemic, disease outbreak (including COVID-19) or other health crisis or public health event, or the worsening of any of the foregoing; provided, further, that notwithstanding the foregoing, with respect to clauses (a), (b), (c), (d), (e) and (f) above, any such event, change or effect shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent such event, change or effect materially disproportionately and adversely affects the Company as compared to other participants in industries or markets in which the Company operates.
(s)
“Material Agreements” shall have the meaning assigned to such term in Section 3.01(o) hereof.
(t)
“Organizational Documents” shall mean the Company’s certificate of incorporation and bylaws, as amended from time to time.
(u)
“Par Amount” shall mean $35,200,000 less the product of (i) the number of Sold Shares and (ii) the aggregate sale price of the Sold Shares; provided, however, that if the sale price of any Sold Share exceeds $4.45, then the sale price of such Sold Share shall be deemed to be $4.45.
(v)
“Parties” shall have the meaning assigned to such term in the preamble.
(w)
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
(x)
“Plan” shall have the meaning assigned to such term in Section 3.01(s) hereof.
(y)
“Principal Market” shall mean The New York Stock Exchange.
(z)
“Prospectus” means the prospectus in the form included in the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.
(aa)
“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.
(bb)
“Purchase Price” shall have the meaning assigned to such term in Section 2.01 hereof.
(cc)
“Purchaser” has the meaning set forth in the preamble.

(dd)
“Registration Deadline” shall have the meaning set forth in Section 4.04.
(ee)
“Registration Statement” shall mean the registration statement on Form S-1 or Form S-3 under the Securities Act (which may include an amendment to an existing registration statement) to be filed by the Company with the Commission with respect to the registration for resale of at least 8,000,000 Common Shares of the Purchaser less the Sold Shares.
(ff)
“Section 4(a)(2)” shall have the meaning set forth in the recitals.
(gg)
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
(hh)
“Security” shall mean the mandatory convertible security, dated the Closing Date, a form of which is attached hereto as Exhibit A.
(ii)
“Share Purchase Agreement” shall mean the Second Amended and Restated Share Purchase Agreement, dated as of February 8, 2023, among the Company (as successor to Surf Air Global Limited), GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (“GYBL”), as subsequently amended.
(jj)
“Sold Shares” shall mean Common Shares that are beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the Purchaser as of the date of this Agreement that the Purchaser, in the exercise of its sole discretion, sells before the Closing.
(kk)
“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.
(ll)
“Successor Company” shall mean any successor or similar entity of the Company (whether by merger, consolidation, combination or otherwise) or any subsidiary or Affiliate of, or other similar entity related to, the Company or any subsidiary or Affiliate thereof.
(mm)
“Trading Day” shall mean, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Purchaser or (y) with respect to all determinations other than price and trading volume determinations relating to the Common Shares, any day on which the New York Stock Exchange (or any successor thereto) is open for trading of securities.

(nn)
“Underlying Shares” shall mean the Common Shares into which the Security may be converted pursuant to the terms thereof.
Article II

PURCHASE AND SALE OF SHARES
Section 2.01
Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Security with a par amount equal to the Par Amount. The consideration for the Purchaser’s purchase of the Security shall be 6,300,000 Common Shares, currently owned by the Purchaser, less any Sold Shares (the “Purchase Price”). The Purchaser shall notify the Company in writing of the number of Sold Shares at the close of the Trading Day immediately prior to the Closing Date. In addition, the Parties agree that the Company shall retain (x) $25,000,000 of cash proceeds from the Purchaser’s previous purchase, on July 27, 2023, of 1,000,000 Common Shares, (y) $2,700,000 of cash proceeds paid by the Purchaser to the Company on December 19, 2023 pursuant to the Share Purchase Agreement in connection with the Company’s Draw Down Notice (as defined in the Share Purchase Agreement), dated September 19, 2023, and (z) $7,500,000 of cash proceeds paid by the Purchaser to the Company on September 29, 2023 and October 3, 2023 pursuant to the Share Purchase Agreement in connection with the Company’s Committed Draw Down Notice (as defined in the Share Purchase Agreement), dated September 27, 2023. The Parties further agree that the Draw Down Notice and Committed Draw Down Notice referred to in clauses (y) and (z) shall be withdrawn, and any remaining obligations thereunder shall be canceled, including, for the avoidance of doubt, any obligations of the Company to issue any equity securities in respect of such Draw Down and Committed Draw Down.
Section 2.02
Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place following the satisfaction or waiver of the conditions set forth in Article V, including delivery of any documents or certificates required thereby, on the Trading Day agreed upon by the Parties (the “Closing Date”). At the Closing, the Purchaser shall pay to the Company the Purchase Price pursuant to instructions provided by the Company.
Article III

REPRESENTATIONS AND WARRANTIES
Section 3.01
Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the Effective Date and as of the Closing Date, except (i) where the representation is expressly made only as of the Effective Date; (ii) with respect to the Effective Date, to the extent stated otherwise in any Commission Documents filed as of the Effective Date (it being understood that any such Commission Documents shall be deemed to be incorporated into the Schedules); or (iii) with respect to the Closing Date, to the extent stated otherwise in any updates to the Schedules provided by the Company or in any Commission Documents filed through such time (it being understood that any Commission Documents shall be deemed to be incorporated into such Schedules as of their respective dates of filing with the Commission):

(a)
Organization, Good Standing and Power. The Company is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. All Company Subsidiaries are duly formed, validly existing and in good standing under the laws of their respective jurisdictions of formation and have the requisite corporate power and authority to own, lease and operate their respective properties and assets and to conduct their respective business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.
(b)
Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Security in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
(c)
Capitalization. The authorized equity capital of the Company and the shares thereof issued and outstanding are as set forth in the Commission Documents as of the date of such Commission Documents in all material respects. Except as set forth in the Commission Documents, no holders of Common Shares are entitled to preemptive rights or registration rights, and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of equity capital of the Company. Furthermore, except as set forth in the Commission Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional equity shares of the Company or options, securities or rights convertible into equity shares of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any equity shares of the Company, except for voting restrictions on non-US Citizen holders of shares in the Company set forth in the Company’s certificate of incorporation and bylaws. The offer and sale of all equity shares, convertible securities, rights, warrants, or options of the Company complied in all material respects with all applicable federal and state securities laws. No shareholder of the Company has a right of rescission or damages with respect to the offer and sale of equity shares, convertible securities, rights, warrants or options of the Company. Except as is or will be set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or the consummation of the transactions described herein or therein.

(d)
Issuance of Shares. All of the Underlying Shares will be duly and validly authorized, fully paid and non-assessable.
(e)
No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not (i) violate any provision of the Company’s Organizational Documents, (ii) conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company are bound or affected, except in the case of subsections (ii), (iii) and (iv) if it would not result in a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Security or the Underlying Shares to the Purchaser in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission or the Principal Market subsequent to the Effective Date, including the Registration Statement and any registration statement, amendment, prospectus or prospectus supplement which may be filed pursuant hereto); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations, warranties and agreements of the Purchaser herein.
(f)
Commission Documents, Financial Statements. Since July 27, 2023, the Company has timely filed all Commission Documents (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act). The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective filing dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to them, and, as of their respective dates, the Commission Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(g)
No Material Adverse Effect. No Material Adverse Effect has occurred or exists with respect to the Company.
(h)
No Undisclosed Liabilities. The Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP that are not disclosed in the Commission Documents other than liabilities incurred in the ordinary course of business since the date of such Commission Documents which, individually and in the aggregate, are not material to the Company’s business.
(i)
Indebtedness. The Commission Documents set forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments, in each case through the date to which such Commission Document applies. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $1,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $1,000,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $1,000,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness, except as set forth in the Commission Documents. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the Code, or other similar federal or state or other applicable bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any such bankruptcy law or law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.
(j)
Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents, there is no material action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets, or involving any officers or directors of the Company or any Subsidiary, including, without limitation, any securities class action lawsuit or shareholder derivative lawsuit related to the Company. Except as set forth in the Commission Documents and on Schedule 3.01(l) attached hereto, no material judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency.

(k)
Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all material applicable federal, state and local governmental laws, rules, regulations and ordinances in all material respects. The Company has all material franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it. The Company is not in violation of any material judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing.
(l)
Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any Subsidiary with respect to the transactions contemplated by this Agreement.
(m)
Operation of Business. To its Knowledge, the Company owns or controls all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations of the Company, and all rights with respect to the foregoing, which are reasonably necessary for the conduct of its business as now conducted without, to the Company’s Knowledge, any material conflict with the rights of others. The Company possesses such material permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies as are reasonably necessary to conduct the business now operated by it (collectively, “Governmental Licenses”). The Company is in material compliance with the terms and conditions of all such Governmental Licenses, except as otherwise disclosed in the Commission Documents. All of the Governmental Licenses are valid and in full force and effect, except as otherwise disclosed in the Commission Documents. Except as set forth in the Commission Documents, the Company has not received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses.
(n)
Environmental Compliance. Except as disclosed in the Commission Documents, the Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. To the best of the Company’s Knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or could reasonably be expected to violate any Environmental Law or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.
(o)
Material Agreements. The Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an Annual Report on Form 10-K (collectively, “Material Agreements”) which has not been furnished or disclosed to the Purchaser or filed or disclosed in the Commission Documents. The Company has in all material respects performed all the obligations required to be performed by it to date under the Material Agreements, has received no notice of default by the Company thereunder and, to the best of the Company’s Knowledge, is not in default under any Material Agreement now in effect.
(p)
Securities Act. The Registration Statement, on the date it is filed with the Commission, on the Closing Date and on the date it is declared effective by the Commission (or becomes effective pursuant to Section 8 of the Securities Act) shall comply in all material respects with the requirements of the Securities Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein. The Prospectus shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein.
(q)
Employees. The Company does not have any collective bargaining arrangements or other agreements covering substantially all of its employees, except as set forth in the Commission Documents. Except as disclosed in the Commission Documents, no officer or key employee of the Company has terminated or, to the Knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.
(r)
Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by this Agreement shall not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(s)
ERISA. No liability has been incurred with respect to any Plan by the Company. No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan, and the execution and delivery of this Agreement and the issuance and sale of the securities hereunder shall not result in any of the foregoing events. Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualifications. As used in this Section 3.01(s), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.
(t)
Taxes. The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against it. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a “passive foreign investment company” as defined in Section 1297 of the Code.

(u) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(u)
U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, and so long as any of the securities are held by the Purchaser, shall not become a U.S. real property holding corporation within the meaning of Section 897 of the Code.
(v)
Exemption from Registration; Valid Issuances. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Purchaser, the offer and sale of the Security and the Underlying Shares in accordance with the terms and conditions of this Agreement and the Security is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2); provided, however, that at the request of and with the express agreement of the Purchaser, the Underlying Shares will be delivered to the Purchaser via book entry through the Depository Trust Company. Neither the offer and sale of the Security and the Underlying Shares pursuant to, nor the Company’s performance of its obligations under, this Agreement shall (i) result in the creation or imposition of any Liens, charges, claims or other encumbrances upon the Security or the Underlying Shares, or (ii) entitle the holders of any outstanding equity shares of the Company to preemptive or other rights to subscribe to or acquire Common Shares or other securities of the Company.
(w)
No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of the Security or Underlying Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Security to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market. None of the Company, nor its Affiliates, nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the securities under the Securities Act or cause the offering of the Security to be integrated with other offerings.
(x)
Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or (ii) resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Security or the Underlying Shares, or (iii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Underlying Shares. Neither the Company nor any of its officers, directors or Affiliates will, during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will, during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.
(y)
Foreign Corrupt Practices Act. None of the Company, any Subsidiary or, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or other Person acting on behalf of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company has conducted its business in compliance with the FCPA.
(z)
Money Laundering Laws. The operations of the Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and, to the Knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or threatened.
(aa)
OFAC. None of the Company or, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury

Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
(bb)
Acknowledgment Regarding Purchaser’s Purchase of the Security and the Underlying Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereunder and thereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and thereunder, and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder and thereunder is merely incidental to the Purchaser’s purchase of the Security and the Underlying Shares.
Section 3.02
Representatives and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company as of the Effective Date and as of the Closing Date:
(a)
Organization and Standing of the Purchaser. The Purchaser is a “société en commandite simple” duly formed, validly existing and in good standing under the laws of Luxembourg.
(b)
Authorization and Power. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to purchase the Security in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser, or the Board of Directors or shareholders of the Purchaser is required. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
(c)
No Conflicts. The execution, delivery and performance of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto, do not and will not (i) result in a violation of the Purchaser’s charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or by which the Purchaser is bound or by which any of its properties or assets are bound, or (iv) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or any of its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Security in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the representations, warranties and agreements of the Company herein.
(d)
Accredited Investor. Each of the Purchaser and GYBL is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.
(e)
Financial Risks. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Security. The Purchaser is capable of evaluating the risks and merits of an investment in the Security by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters, and the Purchaser is capable of bearing the entire loss of its investment in the Security.
(f)
Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Security which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Security. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.
(g)
No-Broker Dealer. Purchaser represents, warrants and agrees that it is buying the Security for investment purposes and not for distribution. It is not registered as a broker-dealer with the Commission and is not required to be registered as a broker-dealer by virtue of the trader exception to the definition of dealer under the Exchange Act.
Article IV

COVENANTS

The Company covenants with the Purchaser, and the Purchaser covenants with the Company, as follows, which covenants of one Party are for the benefit of the other Party, during the period commencing on the date hereof until the date that the Purchaser informs the Company that it has sold its entire interest in the Security and the Underlying Shares (such date, the “End Date”).

Section 4.01
Securities Compliance. The Company shall notify the Commission and the Principal Market, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Security and the Underlying Shares to the Purchaser. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify any subsequent resale of the Security and the Underlying Shares by the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States of America in such states as is reasonably requested by the Purchaser from time to time, and shall provide evidence of any such action so taken to the Purchaser.
Section 4.02
Registration and Listing. The Company will comply in all material respects with its reporting and filing obligations under the Exchange Act and take all action necessary to maintain compliance with such reporting and filing obligations, and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to maintain the listing of the Common Shares on the Principal Market or any relevant market or system, if applicable, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market or any relevant market or system.
Section 4.03
Compliance with Laws; Volume Limitations. The Purchaser shall comply in all material respects with all applicable laws, rules, regulations and orders in connection with this Agreement and the transactions contemplated hereby and thereby. On any Trading Day, the Purchaser shall restrict the volume of sales of Common Shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act by the Purchaser, its Affiliates and any entity managed by the Purchaser (together, the “Holder Entities”) to 1/10th of the daily volume of Common Shares traded on the Principal Market during the immediately preceding Trading Day. For the avoidance of doubt, the foregoing restriction shall apply to sales of Underlying Shares and sales of Common Shares that are beneficially owned by the Holder Entities as of the date of this Agreement in the aggregate. For purposes of this Section 4.03, “beneficially owned” shall have the meaning provided in Rule 13d-3 under the Exchange Act.
Section 4.04
Registration Statement. The Company shall cause the Registration Statement to be filed within ten (10) business days of the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) with the Commission and shall use commercially reasonable efforts to ensure that the Registration Statement be declared effective (i) within sixty (60) calendar days of the date of the filing of such 2023 Form 10-K (the “Registration Deadline”) and (ii) no more than five (5) calendar days following the Closing Date. The Company shall use commercially reasonable efforts to keep the Registration Statement effective until the date on which all of the Underlying Shares have been sold pursuant thereto or may be freely tradeable by non-Affiliates without such registration.
Section 4.05
Other Agreements . The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right to perform of the Company or any Subsidiary under this Agreement.
Section 4.06
Non-Public Information. Neither the Company, nor any of its directors, officers or agents (at its direction) shall disclose any material non-public information about the Company to the Purchaser.

Section 4.07
Stop Orders. Subject to Section 4.06, during the period commencing on the effectiveness of the Registration Statement and ending on the End Date, the Company will advise the Purchaser promptly and, if requested by the Purchaser, will confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, any related prospectus or for additional information; (ii) of the Company’s receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Underlying Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement (as then amended or supplemented) in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.
Section 4.08
Amendments to the Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement (whether prior to or after effectiveness of the Registration Statement) that relates to the Purchaser, this Agreement or the transactions contemplated hereby, or file with the Commission any Prospectus Supplement that relates to the Purchaser, this Agreement or the transactions contemplated hereby with respect to which (a) the Purchaser shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Purchaser or its counsel, or (c) the Purchaser shall reasonably object after being so advised, unless it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly so inform the Purchaser, the Purchaser shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Purchaser and the Company shall expeditiously furnish to the Purchaser an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Purchaser, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any sales of registrable securities by the Purchaser, the Company shall not file any Prospectus Supplement without delivering or making available a copy of such Prospectus Supplement to the Purchaser promptly. Upon receipt of an amendment to the Registration Statement or Prospectus Supplement from the Company or its counsel, the Purchaser shall promptly review such document and provide comments to the Company or its counsel regarding such document, if any, within a reasonable period of time.

Article V

CLOSING CERTIFICATE; CONDITIONS TO THE SALE AND PURCHASE OF THE SECURITY
Section 5.01
Closing Certificate. In connection with the execution and delivery of this Agreement, the Purchaser shall receive a certificate from the Company, dated the date of this Agreement, in the form of Exhibit B hereto.
Section 5.02
Conditions Precedent to the Obligation of the Company to Sell the Security. The obligation hereunder of the Company to issue and sell the Security to the Purchaser is subject to the satisfaction or waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
(a)
Accuracy of the Purchaser’s Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, the representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the Effective Date and the Closing Date as though made at that time.
(b)
Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.
(c)
Lender Waiver. The Company shall have received a waiver from the lender to its amended and restated loan and security agreement in substantially the form of Exhibit C hereto.
(d)
No Injunction. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
(e)
No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or Affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.
Section 5.03
Conditions Precedent to the Obligation of the Purchaser to Purchase the Security. The obligation hereunder of the Purchaser to acquire and pay for the Security is subject to the satisfaction or waiver, at or before the Closing of each of the conditions set forth below. The conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.
(a)
Accuracy of the Company’s Representations and Warranties. (i) The Fundamental Representations will be true and correct in all but de minimis respects as of the Effective Date and the Closing Date; and (ii) other than with respect to the Fundamental Representations, the representations and warranties of the Company set forth in ARTICLE III (without giving effect to any “material,” “materiality,” “Material Adverse Effect” or similar qualification contained in such representations or warranties) will be true and correct as of the Effective Date and the Closing Date, except for such failures to be true and correct as would not have, in the aggregate, a Material Adverse Effect; provided, however, that, with respect to clauses (i) and (ii) above, representations and warranties that are made as of a particular date or period will be true and correct (in the manner set forth in clauses (i) or (ii) above, as applicable) only as of such date or period.
(b)
Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
(c)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
(d)
No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or Affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.
(e)
Security Authorized. The Security and the Underlying Shares will have been duly authorized by all necessary corporate action of the Company.
Article VI

INDEMNIFICATION
Section 6.01
General Indemnity.
(a)
Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser and each Person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which the Purchaser and each such controlling Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) (collectively, “Losses,” and each, a “Loss”) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to the Underlying Shares (including any prospectus relating thereto), or any amendment or supplement to it or (ii) the omission or alleged omission to state in the Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading. Pursuant to Section 6.02 hereof, the Company will reimburse the Purchaser and each such controlling Person promptly upon demand for any documented, out-of-pocket legal or other costs or expenses reasonably incurred by the Purchaser or such controlling Person in investigating, defending against, or preparing to defend against any such Loss.
(b)
Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any Losses that arise out of or are based upon (i) an untrue statement, alleged untrue statement, omission or alleged omission, included in the Registration Statement in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, or (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, whether or not such Losses are as a result of a claim by a third party. Pursuant to Section 6.02 hereof, the Purchaser will reimburse the Company and each such director, officer or controlling Person promptly upon demand for any documented, out-of-pocket legal or other costs or expenses reasonably incurred by the Company or the other Person in investigating, defending against, or preparing to defend against any such Loss.
Section 6.02
Indemnification Procedures. Promptly after a Person receives notice of a claim or the commencement of an action for which the Person intends to seek indemnification under Section 6.01, the Person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 6.01, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 6.01, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party, and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action. If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 6.01 as to which it is entitled to indemnification thereunder, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of Underlying Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of the Underlying Shares, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.
Article VII

TERMINATION
Section 7.01
Term, Termination by Mutual Consent. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the date the Purchaser shall have purchased the Security; provided that (i) the provisions of Article IV shall terminate on the End Date, and (ii) the provisions of Articles VI, and VIII shall survive termination. This Agreement may be terminated at any time by mutual written consent of the Parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.
Article VIII

MISCELLANEOUS
Section 8.01
Fees and Expenses. Each Party shall bear its own fees and expenses related to the transactions contemplated by this Agreement. The Company shall pay all reasonable attorneys’ fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement. The Company shall pay all stamp or other similar taxes and duties levied in connection with the initial issuance of the Security and the Underlying Shares.
Section 8.02
Specific Enforcement, Consent to Jurisdiction.
(a)
The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either Party shall be entitled to an injunction or injunctions from any court of competent jurisdiction or arbitral authority to prevent or cure breaches of the provisions of this Agreement by the other Party and to enforce specifically the terms and provisions hereof; such right is in addition to any other remedy to which either Party may be entitled by law or equity, without the necessity of posting a bond or other security or the burden of proving actual damages.
(b)
Each of the Parties (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by sending by electronic mail a copy thereof to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.02(b) shall affect or limit any right to serve process in any other manner permitted by law.
Section 8.03
Entire Agreement; Amendment. This Agreement represents the entire agreement of the Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by either Party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both Parties.
Section 8.04
Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing, delivered by electronic mail to the address designated below, and shall be effective on the date that the email is received. However, if the time of deemed receipt of any notice is not before 5:30 p.m. local time on a business day at the address of the recipient it is deemed to have been received at the commencement of business on the next business day. The address for such communications shall be:

If to the Company: Surf Air Mobility Inc.
Attn: Sudhin Shahani, Authorized Officer
Email: sudhin@surfair.com

With a copy (which shall

not constitute notice) to: Surf Air Mobility Inc.
Attn: General Counsel
Email: legalnotices@surfair.com

If to the Purchaser: GEM Global Yield LLC SCS
Attn: Christopher F. Brown, Manager
Email: cbrown@gemny.com

With a copy (which shall

not constitute notice) to: Gibson, Dunn & Crutcher LLP
Attn: Boris Dolgonos
Email: bdolgonos@gibsondunn.com

Either Party hereto may from time to time change its address for notices by giving at least ten (10) days’ advance written notice of such changed address to the other Party hereto.

Section 8.05
Waivers. No waiver by either Party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought.
Section 8.06
Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.
Section 8.07
Successors and Assigns; Third-Party Beneficiary. Neither party may assign this Agreement to any Person without the prior consent of the other party; provided that without the consent of the other, the Purchaser may assign its rights and obligations under this Agreement to an Affiliate of the Purchaser that is Controlled by the Purchaser. In the event of any transaction (including by way of merger, consolidation, combination or otherwise) involving the Company or an Affiliate thereof, this Agreement shall be automatically assigned to the Successor Company, and the Parties agree that the terms of this Agreement shall be construed to give effect to such assignment, including, without limitation, that: (x) the term “Company” shall be construed as “Successor Company”; and (y) the term “Underlying Shares” shall be construed as the shares of common stock (or equivalent securities) of the Successor Company. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns.
Section 8.08
Governing Law; Waiver of Jury Trial.
(a)
This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions except Section 5-1401 of the New York General Obligations Law.
(b)
EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
Section 8.09
Survival. The representations and warranties of the Company and the Purchaser contained in ARTICLE III and the covenants contained in ARTICLE IV shall survive the execution and delivery hereof until the termination of this Agreement.
Section 8.10
Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Parties hereto, it being understood that all Parties need not sign the same counterpart.
Section 8.11
Publicity. Subject to the next sentence, without the prior written consent of the Purchaser, which shall not unreasonably be withheld, delayed or conditioned, the Company may not issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or thereby or the existence of this Agreement (including, without limitation, by filing a copy thereof with the Commission). In the event that the Company is required by applicable law, rules or regulations (including Principal

Market rules or regulations) to issue a press release or otherwise make a public statement, announcement or disclosure with respect to any of such matters, the Company shall use its commercially reasonable efforts to consult with the Purchaser on the form and substance of such press release or other disclosure.
Section 8.12
Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.
Section 8.13
Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. Each Party hereby expressly agrees that, in the event that any action or determination of the Commission or other regulatory or governmental authority, or the refusal or failure of any other governmental approval, would or does prohibit or otherwise materially interfere with the ability of the Parties to effect the transactions contemplated by this Agreement in the manner contemplated by and described in it, each such Party shall use its good-faith best efforts to resolve and cure such condition, including, without limitation, by amending this Agreement to the extent necessary therefor.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

SURF AIR MOBILITY INC.

By: /s/ Sudhin Shahani

Name: Sudhin Shahani

Title: Authorized Officer

GEM GLOBAL YIELD LLC SCS

By: /s/ Christopher F. Brown

Name: Christopher F. Brown

Title: Manager

[Signature Page to Security Purchase Agreement]

EXHIBIT A
FORM OF SECURITY

[See attached.]

Surf Air Mobility Inc.

Mandatory Convertible Security

Original Issuance Date: _________ ___, 2024 Maturity Date: _________ ___, 2029	Original Par Amount: U.S.$35,200,000.00

FOR VALUE RECEIVED, Surf Air Mobility Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of GEM Global Yield LLC SCS (“GEM”) or its registered assigns (“Holder”) the amount set forth above as the Original Par Amount (as adjusted pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Par Amount”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Mandatory Convertible Security (including all Mandatory Convertible Securities issued in exchange, transfer or replacement hereof, each a “Security” and collectively, the “Securities”) has been issued pursuant to a Securities Purchase Agreement, dated __________ ___, 2024, between the Company and GEM. Certain capitalized terms used herein are defined in Section 29.

1.
PAYMENTS OF PAR AMOUNT. On the Maturity Date, the Company shall pay to the Holder, at the Company’s option, either (x) an amount in cash representing 100% of the then outstanding Par Amount, or (y) a number of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) calculated pursuant to Section 3(b) hereof.
2.
NO INTEREST. This Security shall not bear interest.
3.
CONVERSION OF SECURITY. At any time prior to the Maturity Date, this Security shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 3.
(a)
Holder’s Conversion Right. Subject to the provisions of Section 3(d), at any time or times prior to the Maturity Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall pay cash in lieu of such share based upon the closing price of the Common Stock on the Principal Market (or if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded), or if there is no closing price, then of the fair market value determined in good faith by the Company’s Board of Directors, on the day prior to the making of such payment. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)
Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).
(i)
“Conversion Amount” means the portion of the Par Amount to be converted, with respect to which this determination is being made.
(ii)
“Conversion Price” means, as of any Conversion Date or other date of determination, the lesser of (x) $4.45 (the “Fixed Conversion Price”), subject to adjustment as provided herein, and (y) the average of the five (5) lowest VWAPs of the Common Stock listed on the Principal Market (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) during the thirty (30) Trading Days immediately preceding (but not including) the date of delivery of a Conversion Notice (the “Floating Conversion Price”).
(c)
Mechanics of Conversion.
(i)
Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 5:00 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company (with any Conversion Notice received after 5:00 p.m., New York time, on any date being deemed to have been received on, and the Conversion Date shall be, the next Business Day following receipt). If required by Section 3(c)(iii), within three (3) Trading Days following a conversion of this Security as aforesaid, the Holder shall surrender this Security to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Security in the case of its loss, theft or destruction as contemplated by Section 16(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment and confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the “Transfer Agent”) in the form attached hereto as Exhibit II, which acknowledgment shall (A) contain a representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement, and (B) constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the third (3rd) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2)

if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Security is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Par Amount of this Security is greater than the portion of the Par Amount comprising the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Security and at its own expense, issue and deliver to the Holder (or its designee) a new Security (in accordance with Section 16(d)) representing the outstanding Par Amount not converted; provided, that the Holder shall be permitted to convert such new Security at any time without regard to the date of the Holder’s receipt of such new physical certificate with respect to such new Security. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Security shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.
(ii)
Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Security (as the case may be) (a “Conversion Failure”), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Security as required pursuant to the terms hereof; provided that the payments by the Company set forth in this Section 3(c)(ii) shall be deemed to satisfy fully its obligations to delivery any shares of Common Stock pursuant to Section 3(c)(i).
(iii)
Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Security and the Par Amounts of the Securities held by such holders (the “Registered Securities”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Securities shall treat each Person whose name is recorded in the Register as the owner of a Security for all purposes (including, without limitation, the right to receive payments of the Par Amount hereunder) notwithstanding notice to the contrary. A Registered Security may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Security by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Securities in the same aggregate Par Amount as the Par Amount of the surrendered Registered Security to the designated assignee or transferee pursuant to Section 16, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Security within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Security in accordance with the terms hereof, the Holder shall not be required to physically surrender this Security to the Company unless (A) the full Conversion Amount represented by this Security is being converted (in which event this Security shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Security upon physical surrender of this Security. The Holder and the Company shall maintain records showing the portion of the Par Amount converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Security upon conversion. If the Company does not update the Register to record such portion of the Par Amount converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.
(iv)
Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Security, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 21.
(d)
Limitations on Conversions. The Company shall not effect the conversion of any portion of this Security, and the Holder shall not have the right to convert any portion of this Security pursuant to the terms and conditions of this Security and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Security with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Security beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Security without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Security, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Security results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other Person that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Security in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose, including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Security pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Security.
(e)
Mandatory Conversion. If any Par Amount remains outstanding on the Maturity Date, then the Holder shall be deemed to deliver a Conversion Notice on the Maturity Date, and the entire amount of the outstanding Par Amount shall convert into shares of Common Stock pursuant to the provisions of Section 3(c) hereof, with the Conversion Date being deemed to be the Maturity Date. For the avoidance of doubt, this Security will convert into shares of Common Stock on the Maturity Date at the lesser of the Fixed Conversion Price or the Floating Conversion Price.
(f)
Maximum Conversion. Notwithstanding anything to the contrary in any other provision of this Security, the maximum number of shares of Common Stock into which this Security may convert pursuant to the terms hereof shall be 8,000,000 (the “Maximum Conversion Amount”). If, following conversion of any portion of the Par Amount of this Security to 8,000,000 shares of Common Stock prior to the Maturity Date, there remains any Par Amount outstanding, then the Company shall have the option (x) to increase the Maximum Conversion Amount at its sole discretion, (y) to pay to the Holder an amount in cash representing 115% of the remaining outstanding Par Amount, or (z) to increase the remaining outstanding Par Amount by 15% of the amount outstanding immediately after issuance of the Maximum Conversion Amount (wherein such increased amount then becomes the Par Amount).
4.
RIGHTS UPON FUNDAMENTAL TRANSACTION.
(a)
Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Security in accordance with the provisions of this Section 4(a) pursuant to a written agreement, including an agreement to deliver to each holder of Securities in exchange for such Securities a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Securities, including, without limitation, having a principal amount equal to the principal amounts then outstanding held by such holder, having similar conversion rights as this Security and having similar ranking and security to the Securities, and reasonably satisfactory to the Holder and (ii) the Successor Entity (or its Parent Entity, as applicable) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Security referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Security with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Security at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 5 and 13, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Securities prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (or its Parent Entity, as applicable) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Security been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Security), as adjusted in accordance with the provisions of this Security. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(a) to permit the Fundamental Transaction without the assumption of this Security. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Security.
5.
RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.
(a)
Purchase Rights. In addition to any adjustments pursuant to Section 6 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Security (without taking into account any limitations or restrictions on the convertibility of this Security (other than the Maximum Conversion Amount)) and assuming for such purpose that the Security was converted at the Conversion Price as of the applicable record date) immediately prior to the record date for the grant, issuance or sale of such Purchase Rights, or, if no such record date is set, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).
(b)
Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Security, at the Holder’s option (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Security) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Security initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 5 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Security.

6.
RIGHTS UPON ISSUANCE OF OTHER SECURITIES.
(a)
Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Sections 5 or 6, if the Company subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Sections 5 or 6, if the Company combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 6(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 6(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.
(b)
Calculations. All calculations under this Section 6 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
(c)
Voluntary Adjustment by Company. At any time after the date hereof, the Company may, with the prior written consent of the Holder, reduce the then current Conversion Price of each of the Securities to any amount and for any period of time deemed appropriate by the board of directors of the Company.
7.
LIMITATIONS ON DAILY TRADING VOLUME. The Holder hereby covenants and agrees that the Holder, its Affiliates and any entity managed by the Holder (together, the “Holder Entities”) shall, on any Trading Day, restrict the daily volume of sales of any shares of Common Stock issued pursuant to the conversion of any Securities together with any other shares of Common Stock beneficially owned (as defined in Rule 13d-3 under the 1934 Act) by the Holder Entities to 1/10th of the daily volume of shares of Common Stock traded on the Principal Market during the immediately preceding Trading Day.
8.
NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Security, and will at all times in good faith carry out all of the provisions of this Security and take all action as may be required to protect the rights of the Holder of this Security. Without limiting the generality of the foregoing or any other provision of this Security, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Security above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Security. Notwithstanding anything herein to the contrary, if after the ninetieth (90th) calendar day after the issuance of this Security, the Holder is not permitted to convert this Security in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its reasonable best efforts to promptly remedy such failure, including, without limitation, using reasonable best efforts to obtain such consents or approvals as are necessary to permit such conversion into shares of Common Stock.
9.
RESERVATION OF AUTHORIZED SHARES.
(a)
Reservation. So long as any Securities remain outstanding, the Company shall at all times reserve a number of shares of Common Stock to effect the conversion of all of the Securities then outstanding (without regard to any limitations on conversions and assuming such Securities remain outstanding until the Maturity Date) equal to 150% of the greatest number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Securities then outstanding (without regard to any limitations on conversions and assuming such Securities remain outstanding until the Maturity Date) (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Securities based on the total Par Amount of the Securities held by all holders (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Securities, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Securities shall be allocated to the remaining holders of Securities, pro rata based on the principal amount of the Securities then held by such holders.
(b)
Insufficient Authorized Shares. If, notwithstanding Section 8(a), and not in limitation thereof, at any time while any of the Securities remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Securities at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Securities then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall undertake the necessary procedures for shareholder approval of an increase in the number of authorized shares or reverse split of Common Stock. In connection with such procedures, the Company shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares or reverse split of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of this Security due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 9(a); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Notwithstanding the foregoing, in no event shall the Company pay both a payment pursuant to this provision and a payment pursuant to a Buy-In provision occurring after the Company has delivered notice to the Holder of the occurrence of an Authorized Share Failure.
10.
REDEMPTIONS AT THE COMPANY’S ELECTION.
(a)
Company Optional Redemption. Notwithstanding any other provisions of this Security, the Company shall have the right to redeem all, or any portion of the Par Amount then outstanding under this Security (a “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The portion of this Security subject to redemption pursuant to this Section 10(a) shall be redeemed by the Company in cash at a price (each, a “Company Optional Redemption Price”) equal to 115% of the amount being redeemed as of the Company Optional Redemption Date. The Company may exercise its right to require redemption under this Section 10(a) by delivering a written notice thereof to all, but not less than all, of the holders of Securities with respect to the applicable pro rata portion of the Company Optional Redemption (each, a “Company Optional Redemption Notice” and the date all of the holders of Securities received such notice is referred to as a “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice in any three (3) Trading Day period and each Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (each, a “Company Optional Redemption Date”) which date shall not be less than three (3) Trading Days nor more than ten (10) Trading Days following the Company Optional Redemption Notice Date, and (y) state the aggregate Par Amount of the Securities which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Securities pursuant to this Section 10(a) on the Company Optional Redemption Date. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Security required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 10(a) shall be made in accordance with Section 10. In the event of the Company’s redemption of any portion of this Security under this Section 10, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 10 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.
11.
REDEMPTIONS.
(a)
Mechanics. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date. In the event of a redemption of less than the entire outstanding Par Amount of this Security, following the Holder’s submission of the Security to the Company, the Company shall promptly cause to be issued and delivered to the Holder a new Security (in accordance with Section 16(d)) representing the outstanding Par Amount which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Security representing the Par Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Par Amount, and (y) the Company shall immediately return this Security, or issue a new Security (in accordance with Section 16(d)), to the Holder.
12.
VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Security, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Security.
13.
DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 6, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to all or substantially all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions, as and when actually made by the Company, as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Security (without taking into account any limitations or restrictions on the convertibility of this Security (other than the Maximum Conversion Amount) and assuming for such purpose that the Security was converted at the Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial

Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation). The Company shall have the option to pay Distributions to the Holder in like kind as such Distributions are paid to holders of the Company’s Common Stock, or to pay such distributions in kind by increasing the Par Amount of this Security.
14.
AMENDING THE TERMS OF THIS SECURITY. The prior written consent of the Company and the Holder shall be required for any change, waiver or amendment to this Security.
15.
TRANSFER. This Security may not be offered, sold, assigned or transferred by the Holder without the consent of the Company, except that such consent shall not be required for a transfer of this Security or any portion thereof by the Holder to an Affiliate that is Controlled by the Holder.
16.
REISSUANCE OF THIS SECURITY.
(a)
Transfer. If this Security is to be transferred, the Holder shall surrender this Security to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Security (in accordance with Section 16(d)), registered as the Holder may request, representing the outstanding Par Amount being transferred by the Holder and, if less than the entire outstanding Par Amount is being transferred, a new Security (in accordance with Section 16(d)) to the Holder representing the outstanding Par Amount not being transferred. The Holder and any assignee, by acceptance of this Security, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Security, the outstanding Par Amount represented by this Security may be less than the Par Amount stated on the face of this Security.
(b)
Lost, Stolen or Mutilated Security. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Security (as to which a written affidavit and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Security, the Company shall execute and deliver to the Holder a new Security (in accordance with Section 16(d)) representing the outstanding Par Amount.
(c)
Security Exchangeable for Different Denominations. This Security is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Security or Securities (in accordance with Section 16(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Par Amount of this Security, and each such new Security will represent such portion of such outstanding Par Amount as is designated by the Holder at the time of such surrender.
(d)
Issuance of New Securities. Whenever the Company is required to issue a new Security pursuant to the terms of this Security, such new Security (i) shall be of like tenor with this Security, (ii) shall represent, as indicated on the face of such new Security, the Par Amount remaining outstanding (or in the case of a new Security being issued pursuant to Section 16(a) or Section 16(c), the Par Amount designated by the Holder which, when added to the Par Amount represented by the other new Securities issued in connection with such issuance, does not exceed the Par Amount remaining outstanding under this Security immediately prior to such issuance of new Securities), (iii) shall have an issuance date, as indicated on the face of such new Security, which is the same as the Original Issuance Date (as set forth on the face of this Security), and (iv) shall have the same rights and conditions as this Security.
17.
REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Security shall be cumulative and in addition to all other remedies available under this Security at law or in equity (including a decree of specific performance and/or other injunctive relief); provided, however, that in no event shall the Holder be entitled to consequential, incidental or punitive damages for any failure by the Company to comply with the terms of this Security. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. Subject to confidentiality requirements and applicable legal requirements, the Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder, that is reasonably necessary to address a bona fide, specific question about the Company’s compliance with the terms and conditions of this Security, and that can be produced by the Company without unreasonable burden to the Company in order to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Security (including, without limitation, compliance with Section 6).
18.
PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Security is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Security or to enforce the provisions of this Security or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Security, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.
19.
CONSTRUCTION; HEADINGS. This Security shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Security are for convenience of reference and shall not form part of, or affect the interpretation of, this Security. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Security instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Security.
20.
FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 20 shall permit any waiver of any provision of Section 3(d).
21.
DISPUTE RESOLUTION.
(a)
Submission to Dispute Resolution.
(i)
In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, a Black Scholes Consideration Value, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party by notice as specified hereunder. If the Holder and the Company are unable to promptly (but in any event, by the tenth (10th) day following the commencement of such dispute) resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Black Scholes Consideration Value, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the fifth (5th) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company and the Holder shall mutually agree upon an independent, reputable investment bank to resolve such dispute.
(ii)
The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 21 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute

Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).
(iii)
The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company in the event that the Holder substantially prevails, or borne solely by the Holder in the event that the Company substantially prevails, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.
(b)
Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 21 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 21, (ii) the terms of this Security shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Security, (iii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 21 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 21 and (iv) nothing in this Section 21 shall limit the Holder or the Company from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 21).
22.
NOTICES; CURRENCY; PAYMENTS.
(a)
Notices. The Company will give written notice to the Holder (i) within three (3) Business Days, upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution to all or substantially all holders of shares of Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all or substantially all holders of shares of Common Stock or (C) for determining rights of the stockholders of the Company to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
(b)
Delivery of Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing, delivered by electronic mail to the address designated below, and shall be effective on the date that the email is received. However, if the time of deemed receipt of any notice is not before 5:30 p.m. local time on a Business Day at the address of the recipient it is deemed to have been received at the commencement of business on the next business day. The address for such communications shall be:

If to the Company: Surf Air Mobility Inc.
Attn: Sudhin Shahani, Authorized Officer
Email: sudhin@surfair.com

With a copy (which shall not constitute notice) to:

Surf Air Mobility Inc.
Attn: General Counsel
Email: legalnotices@surfair.com

If to GEM: GEM Global Yield LLC SCS
Attn: Christopher F. Brown, Manager
Email: cbrown@gemny.com

If to any other Holder: As specified in notice provided by such Holder to the Company

(c)
Currency. All dollar amounts referred to in this Security are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Security shall be paid in U.S. Dollars. Except as provided in Section 27, all amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Security, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).
(d)
Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Security, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Security is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any portion of the Par Amount and/or other amounts due which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of twelve percent (12%) per annum from the date such amount was due until the same is paid in full.
23.
CANCELLATION. After the Par Amount and other amounts at any time owed on this Security have been paid in full, this Security shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.
24.
WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Security.
25.
GOVERNING LAW. This Security shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Security shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 21 above, the Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 21. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS SECURITY OR ANY TRANSACTION CONTEMPLATED HEREBY.
26.
JUDGMENT CURRENCY.
(a)
If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 26 referred to as the “Judgment

Currency”) an amount due in U.S. dollars under this Security, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:
(i)
the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or
(ii)
the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 26(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).
(b)
If in the case of any proceeding in the court of any jurisdiction referred to in Section 26(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.
(c)
Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Security.
27.
SEVERABILITY. If any provision of this Security is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Security so long as this Security as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
28.
MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.
29.
CERTAIN DEFINITIONS. For purposes of this Security, the following terms shall have the following meanings:

(a)
“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
(b)
“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
(c)
“Affiliate” or “Affiliated” means with respect to any Person (i) any company of which over fifty percent (50%) of its issued and voting share capital is owned or controlled, directly or indirectly, by such Person, or (ii) any company which owns or controls, directly or indirectly, over fifty percent (50%) of the issued and voting share capital of such Person, or (iii) any company owned or controlled, directly or indirectly, to the extent of over fifty percent (50%) or more of the issued and voting share capital, by any of the foregoing.
(d)
“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Exchange Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(e)
“Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security as of the date of issuance of such Option or Convertible Security, (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security.
(f)
“Bloomberg” means Bloomberg, L.P.
(g)
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(h)
“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 21. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.
(i)
“Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
(j)
“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(k)
“Control” means the power, directly or indirectly, either to vote 50.1% or more of the share capital having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
(l)
“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(m)
“Eligible Market” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQX or the Principal Market.
(n)
“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, on a consolidated basis, to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Security calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
(o)
“GAAP” means United States generally accepted accounting principles, consistently applied.
(p)
“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.
(q)
“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.
(r)
“Maturity Date” shall mean ________ __, 2029.
(s)
“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(t)
“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent

Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(u)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.
(v)
“Principal Market” means The New York Stock Exchange.
(w)
“SEC” means the United States Securities and Exchange Commission or the successor thereto.
(x)
“Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns majority of the outstanding capital stock or holds a majority of the equity or similar interests of such Person or (II) otherwise controls or operates the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”
(y)
“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
(z)
“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.
(aa)
“Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price and trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.
(bb)
“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 21. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.
30.
DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Security, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed as of the date set out above.

SURF AIR MOBILITY INC.
By:
Name:
Title:

Senior Convertible Security - Signature Page

EXHIBIT I

SURF AIR MOBILITY INC.
CONVERSION NOTICE

Reference is made to the Senior Convertible Security (the “Security”) issued to the undersigned by Surf Air Mobility Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Security, the undersigned hereby elects to convert the Conversion Amount (as defined in the Security) of the Security indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Security.

Date of Conversion:
Aggregate Conversion Amount to be converted:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Security is being converted to Holder, or for its benefit, as follows:

 FORMCHECKBOX Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

FORMCHECKBOX Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:
DTC Participant:
DTC Number:
Account Number:

Date: _____________ __,

Name of Registered Holder
By: Name: Title: Tax ID:_____________________ Facsimile:___________________ E-mail Address:

Exhibit II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the Holder either (i) pursuant to Rule 144 (subject to the Holder’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

SURF AIR MOBILITY INC.
By:
Name:
Title:

EXHIBIT B
FORM OF COMPANY CLOSING CERTIFICATE

[See attached.]

CLOSING CERTIFICATE
OF
SURF AIR MOBILITY INC.

_____________, 2024

Reference is made to the Security Purchase Agreement (the “Purchase Agreement”), dated as of _______ ___, 2024, by and among SURF AIR MOBILITY INC., a Delaware corporation and having a principal place of business at 12111 Crenshaw Boulevard, Hawthorne, California, 90250 (the “Company”), and GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg (“Purchaser”). Capitalized terms not defined herein shall have the meanings given them in the Purchase Agreement.

Pursuant to Section 5.01 of the Purchase Agreement, the undersigned hereby certifies that he is Authorized Officer of the Company, and that, as such, he is authorized to execute and deliver this certificate in the name and on behalf of the Company in connection with the execution and delivery of the Purchase Agreement by and among the Parties, in each case, as of even date herewith, as well as the transactions contemplated thereby (the “Transactions”), to which this certificate relates, and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below.

Attached hereto as Exhibit A is a true, correct and complete copy of action of the Board of Directors of the Company taken by written consent, dated _______, 2024 authorizing and ordering the Transactions and the Company’s performance thereof, as well as the execution and delivery of the Purchase Agreement, this certificate, and other instruments ancillary thereto. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

The Company is validly existing and in good standing under the laws of the State of Delaware, and there are no pending winding up, liquidation or dissolution actions or proceedings by or against the Company.

Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Purchase Agreement on behalf of the Company.

Name Position

Stan Little Chief Executive Officer

Sudhin Shahani Authorized Officer

All corporate proceedings of the Company necessary to be taken in connection with the authorization, execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement has been duly taken, and all such authorizations are presently in effect.

The undersigned is duly authorized and empowered by all corporate action to make this certification on behalf and in the name of the Company.

The registered office of the Company is located at 12111 Crenshaw Boulevard, Hawthorne, California 90250.

IN WITNESS WHEREOF, the undersigned, being a duly appointed officer of the Company, has executed this certificate as of the date first set forth above.

SURF AIR MOBILITY INC.

By:

Name: Sudhin Shahani

Its: Authorized Officer

[Signature Page to Company Closing Certificate]

EXHIBIT A

RESOLUTIONS

[See attached.]

EXHIBIT C

FORM OF LENDER WAIVER

[See attached.]

[PFG LETTERHEAD]

[•], 2024

Surf Air Mobility Inc.

12101 S. Crenshaw Blvd.

Hawthorne, California 90250

Attn: Mr. Stan Little, CEO

Re: Security Purchase Agreement dated as of June 21, 2023 (the “Agreement”) by and between Surf Air Mobility Inc. (the “Company”) and Partners for Growth V, L.P. (“PFG”)

Dear Stan:

Reference is made to that certain term sheet dated December 21, 2023 (the “GEM Term Sheet”), by and between the Company and GEM Global Yield LLC SCS (“GEM”), relating to the potential issuance of a mandatory convertible security (the “Security”) to GEM. A copy of the GEM Term Sheet is attached hereto as Exhibit A.

I am writing to confirm that, in accordance with Paragraph 8.9 of the Agreement, and notwithstanding that the Security is intended by the Company and GEM to be characterized as equity, not indebtedness, PFG hereby waives the covenant set forth in Section 4.6(b) of the Agreement with respect to the Company’s issuance of the Security to GEM pursuant to the Term Sheet (and any definitive agreements entered into between the Company and GEM in connection therewith).

In addition, also in accordance with Paragraph 8.9 of the Agreement, PFG hereby waives the Minimum Cash covenant set forth in Section 5 of the Schedule for the months of March 2024 through and including December 2024.

Except for the foregoing waivers, PFG makes no other waivers, and the parties hereby reaffirm all of the terms, conditions, covenants and obligations set forth in the Agreement.

Sincerely,

Andrew Kahn

C-1

Exhibit A

Term Sheet

C-2